UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE:  On June 20, 2025, Embassy Bancorp, Inc. (“Embassy”) filed a Current Report on Form 8-K (the “Original Report”) to, among other things, report on the voting results of its annual meeting of shareholders held on June 18, 2025 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the shareholders on the frequency of future advisory votes on executive compensation.  This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to disclose Embassy’s decision as to how frequently it will hold an advisory vote on executive compensation.  Except as set forth in this Amendment, the disclosure contained in the Original Report remains unchanged.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, the shareholders of Embassy approved by a plurality of the votes cast at the Annual Meeting a proposal to hold an advisory vote on executive compensation once every three years.  In light of this result and after further discussion by the Board of Directors, the Board determined at its meeting on June 20, 2025, that, until the next required advisory vote on the frequency of future advisory votes on executive compensation, Embassy will hold an advisory vote on executive compensation once every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: October 31, 2025	By:	/s/ Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	First Executive Officer,
Chief Operating and Financial Officer